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                                                                      EXHIBIT 11
                                                                     (1995 10-K)

                               APPLIED POWER INC.
                       COMPUTATION OF EARNINGS PER SHARE
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       YEARS ENDED AUGUST 31,
                                                                    -----------------------------
                                                                     1995       1994       1993
                                                                    -------    -------    -------
PRIMARY
Average shares outstanding.......................................    13,280     13,057     12,977
Net effect of dilutive options based on the treasury stock method
  using average market price.....................................       466        232        122
                                                                    -------    -------    -------
       Total.....................................................    13,746     13,289     13,099
                                                                    =======    =======    =======
Net Earnings (Loss):
  Earnings from continuing operations............................   $25,005    $16,896    $ 7,086
  Discontinued operations........................................        --       (348)    (3,782)
  Extraordinary loss.............................................    (4,920)        --         --
  Cumulative effect of accounting change.........................        --         --     (4,355)
                                                                    -------    -------    -------
       Net Earnings (Loss).......................................   $20,085    $16,548    $(1,051)
                                                                    =======    =======    =======
Primary Earnings (Loss) per share:
  Earnings from continuing operations............................   $  1.82    $  1.27    $  0.54
  Discontinued operations........................................        --      (0.03)     (0.29)
  Extraordinary loss.............................................     (0.36)        --         --
  Cumulative effect of accounting change.........................        --         --      (0.33)
                                                                    -------    -------    -------
       Net Earnings (Loss).......................................   $  1.46    $  1.25    $ (0.08)
                                                                    =======    =======    =======
FULLY DILUTED
Average shares outstanding.......................................    13,280     13,057     12,977
Net effect of dilutive options based on the treasury stock method
  using the greater of average or year-end market price..........       678        420        127
                                                                    -------    -------    -------
       Total.....................................................    13,958     13,477     13,104
                                                                    =======    =======    =======
Net Earnings (Loss):
  Earnings from continuing operations............................   $25,005    $16,896    $ 7,086
  Discontinued operations........................................        --       (348)    (3,782)
  Extraordinary loss.............................................    (4,920)        --         --
  Cumulative effect of accounting change.........................        --         --     (4,355)
                                                                    -------    -------    -------
       Net Earnings (Loss).......................................   $20,085    $16,548    $(1,051)
                                                                    =======    =======    =======
Primary Earnings (Loss) per share:
  Earnings from continuing operations............................   $  1.79    $  1.25    $  0.54
  Discontinued operations........................................        --      (0.03)     (0.29)
  Extraordinary loss.............................................     (0.35)        --         --
  Cumulative effect of accounting change.........................        --         --      (0.33)
                                                                    -------    -------    -------
       Net Earnings (Loss).......................................   $  1.44    $  1.23    $ (0.08)
                                                                    =======    =======    =======
                                                                      (A)        (A)        (A)

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(A) Dilution of less than 3%, therefore not presented in Consolidated Statement of Earnings.